EXHIBIT 99.1

                                                                  [COMPANY LOGO]



 FOR IMMEDIATE RELEASE




    INTERLAND, INC. REPORTS SECOND QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS
                    NET LOSS FOR THE QUARTER OF $4.3 MILLION
     EBITDA(1) FOR THE QUARTER TOPS $1 MILLION AS INDIRECT SALES ACCELERATE

               COMPANY NAMES NEW PRESIDENT/COO, CFO, MARKETING VP


ATLANTA (APRIL 4, 2005) - Interland, Inc. (Nasdaq:INLD), a leading provider of online sales and marketing services for small and medium-sized businesses, today announced its financial results for its second fiscal quarter of 2005 ended on Feb. 28, 2005.

The company reported revenues for the quarter of $22.6 million and a net loss of $4.3 million, or $0.27 per share. EBITDA from continuing operations(1) for the second quarter was positive $1.0 million.

Allen L. Shulman, Interland's senior vice president and chief financial officer stated, "In addition to posting our third successive quarter of positive EBITDA and of meeting or exceeding guidance, this quarter also demonstrates our steady and continuing progress toward revenue growth. Just two quarters ago our monthly negative net MRC change(2) was $115,000, but by the November quarter we had reduced the deficit by $38,000, to $77,000. This quarter we improved again - by $43,000 -leaving us with an average monthly negative net MRC change of just $34,000 on about $7 million of MRC, less than one-half of one percent. And during the month of March, the first month of our third fiscal quarter, we achieved positive net MRC change."

"At the same time we are stabilizing revenue, we continue to reduce expenses. Compared to this same quarter last year, network operating costs are down 25%, technical support costs are down 21%, bad debt expense is down 50%, and sales and marketing expenses are down 33%. Non-cash depreciation and amortization,


_______________________

(1) EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

(2) Average monthly negative net MRC change is the average monthly reduction in the amount of Monthly Recurring Charges associated with all customer accounts during the relevant fiscal quarter. The term "Monthly Recurring Charges" or "MRC", does not include one-time or variable charges customers may incur, nor is it the same as the actual amount of revenue recognized because, among other things, MRC ignores deferred revenue, and instead uses the charge that applies to a full month. MRC, therefore, is not a measure of historical revenues but rather a metric for valuing the revenue potential of the entire customer base as of the end of a period. The Company believes that MRC is useful as a reflection of changes in the base of revenue-generating customers and, consequently, as a predictor of the direction of revenue in the future. For further information on MRC and management's assessment of its significance in understanding and projecting revenue trends, see Item 2 ('Management's Discussion and Analysis") of the Company Quarterly Report of Form 10-Q filed April 4, 2005.

which accounted for $5.3 million, compared with our net loss of $4.3 million, was down 36%. On 13% less revenue year-over-year, total operating costs were reduced by 23%, and the Net Loss of $4.3 million for the quarter was 58% less than the $10.1 million loss reported for the second quarter of last year."

As of Feb. 28, 2005, Interland's cash and investment position, which includes cash and equivalents of $15.8 million, short-term unrestricted investments of $7.5 million and restricted investments of $10.1 million, was $33.4 million.


CHANNEL GROWTH

Joel Kocher, Interland's chairman and chief executive officer stated, "Our strategy of marketing our online solutions products through major distribution partners is clearly gaining substantial traction. Sales through distribution partners have experienced a 241% sequential increase from the first fiscal quarter to the second, improving new MRC from these partners in our shared line of business from $27,700 in the first quarter to $94,700 in the second quarter. This growth is a direct result of the channel strategy we implemented in fiscal year 2004, and as we continue to successfully execute on this strategy we are confident we will add additional distribution partners during the second half of this fiscal year."

EXECUTIVE APPOINTMENTS

The company also announced today that its board had elected Allen L. Shulman to the newly-created position of president and chief operating officer, effective immediately. Shulman will report to the CEO and will take over day-to-day responsibility for the management of the company. Shulman, age 56, first joined the company in 2001 as general counsel, and became its chief financial officer the following year. Before joining Interland, he served as CFO and general counsel for CheckFree Corporation from 1996 to 2001, and variously as general counsel, CFO and COO for United Refrigerated Services (now Americold Logistics) from 1983 to 1996, following 10 years of private legal practice.

The company also announced that Gonzalo Troncoso, chief accounting officer and vice president finance and accounting, will take over the role of chief financial officer. Troncoso has more than 20 years of finance and accounting experience in the United States, Latin America and Europe. Before joining Interland in 2001 he was CFO of SRC International, Director of Global Acquisitions for Chatham Technologies International, and Finance Director at Anixter International and PSINet. He also held several mid-management positions at Colgate-Palmolive's Colombian subsidiary. Troncoso earned a bachelor's degree in Finance & Accounting from Universidad Javeriana in Colombia and earned his MBA degree from St. Joseph's University in Philadelphia.

Additionally, the company formally announced that Denise Grey has joined Interland as vice president of sales, marketing and business development. Since January Grey has led the execution of Interland's new channel distribution strategy. With more than 20 years of technology marketing and sales management experience, Grey joined Interland from Verso Technology where she served as chief marketing officer. Previously, she was CMO and business unit president for

Eltrax Systems, served as vice president of field sales and operations for KMC Telecom, and as director of marketing for AT&T WorldNet Business Internet services. Grey earned a bachelor's degree in Management Information Systems from James Madison University and a master's degree from Georgia State University in Computer Information Systems.

In announcing the appointments Kocher said, "Allen has strongly supported Interland's efforts to bring online success to small businesses through strategic distribution partnerships, and his broad base of experience gives me and my fellow board members great confidence that he will successfully lead the execution of our growth and profitability plans. Gonzalo has played a central role in the financial and accounting areas of our company for many years, and has earned the confidence of management, our board, our outside auditors, and the investment community. His diligence and integrity will help ensure that we continue to maintain the highest standards of accurate and timely financial reporting. We are delighted as well to have Denise join our team. She has great experience in marketing to indirect channels, and has already been of tremendous value in forging the sort of partnerships that will further drive our growth."

"We are convinced that we have the right strategy to capitalize on the remarkable opportunity to bring mainstream small business the benefits of being able to attract, sell, and serve customers online," continued Kocher. "We need to continue to develop more highly successful products such as MyEzClicks(TM) which provides guaranteed web traffic, and to forge additional strategic partnerships like our very successful collaboration with Dex Media. Now that we have fully developed our plans, the key focus now shifts to execution, and today's announcements reflect our focus."

Kocher also points to two announcements made earlier this year as examples of how the company is positioned for growth. In January, Interland earned the Excellence in Technology Award 2005 honors from SmallBusinessComputing.com in the e-commerce category and was also ranked "#1 Hosting Provider" by TopHosts.Com. Reviewers for TopHosts.Com praised Interland's "broad portfolio of standardized Web hosting, e-commerce and application hosting services," recognizing that Interland's deep portfolio of products and services "helps businesses leverage the power of the Internet to grow."


CONFERENCE CALL

Interland will conduct a conference call Tuesday, April 5, 2005, at 8:00 a.m. EDT, accessible by calling 312-461-9409, no passcode necessary. A replay of the conference call will also be available at 402-220-2306, passcode: 7031949. A live webcast via the Internet will be available at www.interland.com, under the Investor Relations section. A replay of the webcast will also be available at the Web site. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).


ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online sales and marketing services, including standardized Web hosting, e-commerce, application hosting, and Web site development, e-marketing and optimization tools. For more information about Interland, please visit www.interland.com.


FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our progress toward revenue growth and the pace of new orders; our ability to reduce expenses; our ability to add additional distribution partners; our expectation about the amount of our operating loss and EBITDA in fiscal year 2005;our expectations about churn; our forecast of capital expenditures in the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, our growing dependence on our reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

INVESTOR CONTACT:
Derick Rhoton
404-260-2528
drhoton@interland.com

MEDIA CONTACT:
Mike Neumeier
404-260-2649
mneumeier@interland.com
                                       ###

INTERLAND, INC.
CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
                                                       FOR THE THREE MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                                    ----------------------------------    -------------------------------
                                                      FEBRUARY 28        FEBRUARY 29      FEBRUARY 28       FEBRUARY 29
                                                         2005               2004              2005             2004
                                                    ----------------    --------------    -------------    --------------

Revenues                                              $      22,622       $    26,029       $   45,683       $    52,716

Operating costs and expenses:
   Network operating costs, exclusive of
     depreciation shown below                                 5,304             7,066           10,989            14,164
   Sales and marketing, exclusive of
     depreciation shown below                                 4,381             6,535            8,347            11,741
   Technical support, exclusive of
     depreciation shown below                                 3,654             4,641            7,467             9,446
   General and administrative, exclusive of
     depreciation shown below                                 7,706             7,854           14,837            15,977
   Bad debt expense                                             465               935              905             2,066
   Depreciation and amortization                              5,306             8,241           11,184            16,422
   Other expense (income), net                                   72              (48)               59              (73)
                                                    ----------------    --------------    -------------    --------------
   Total operating costs and expenses                        26,888            35,224           53,788            69,743
                                                    ----------------    --------------    -------------    --------------
Operating loss                                               (4,266)           (9,195)          (8,105)          (17,027)
Interest income (expense), net                                   83             (166)              124             (304)
                                                    ----------------    --------------    -------------    --------------
Loss from continuing operations before income
  taxes                                                      (4,183)           (9,361)          (7,981)          (17,331)
Income tax benefit (expense)                                      -                 -                -                 -
                                                    ----------------    --------------    -------------    --------------
Net loss from continuing operations                          (4,183)           (9,361)          (7,981)          (17,331)
Income/(loss) from discontinued operations,
  net of tax                                                    (89)             (739)             513            (1,321)
                                                    ----------------    --------------    -------------    --------------
Net loss                                              $      (4,272)      $   (10,100)      $   (7,468)      $   (18,652)
                                                    ================    ==============    =============    ==============

Net Income/(loss) per share, basic and diluted:
   Continuing operations                              $       (0.26)      $     (0.58)      $    (0.50)      $     (1.07)
   Discontinued operations                                    (0.01)            (0.04)            0.03             (0.08)
                                                      $       (0.27)      $     (0.62)      $    (0.47)      $     (1.15)
                                                    ================    ==============    =============    ==============

Number of shares used in per share calculation:
     Basic and diluted                                       16,026            16,213           16,021            16,188

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                                                                     As of
                                                                   -----------------------------------------
                                                                      February 28,           August 31,
                                                                          2005                  2004
                                                                   -------------------   -------------------
Assets
   Current assets
      Cash and cash equivalents                                      $         15,797       $        15,203
      Auction rate securities                                                   7,500                12,525
      Trade receivables                                                         3,036                 2,431
      Other receivables                                                           577                   553
      Other current assets                                                      3,321                 3,479
      Restricted investments                                                      258                   283
                                                                   -------------------   -------------------
   Total current assets                                                        30,489                34,474

      Restricted investments                                                    9,870                10,609
      Property plant and equipment, net                                        18,702                24,508
      Intangibles, net                                                          8,706                12,077
      Other assets                                                              3,244                 3,244
                                                                   -------------------   -------------------
Total assets                                                         $         71,011       $        84,912
                                                                   ===================   ===================

Liabilities and shareholders' equity
   Current liabilities
      Accounts payable                                               $          1,181       $         2,517
      Accrued expenses                                                         11,362                12,105
      Accrued restructuring charges                                             3,244                 4,393
      Current portion of long-term debt and capital lease
        obligations                                                             1,154                 2,271
      Deferred revenue                                                          7,111                 7,777
                                                                   -------------------   -------------------
   Total current liabilities                                                   24,052                29,063

      Long-term debt and capital lease obligations                              3,016                 3,473
      Deferred revenue, long-term                                                 235                   268
      Other liabilities                                                         1,953                 3,209
                                                                   -------------------   -------------------
Total liabilities                                                              29,256                36,013
                                                                   -------------------   -------------------

Shareholders' equity
      Common stock, $.01 par value, authorized 21 million shares, issued and outstanding 16.1 and 16.1 million shares,
        respectively                                                              161                   161
      Additional capital                                                      321,557               321,091
      Warrants                                                                  4,141                 4,603
      Deferred compensation                                                         -                  (320)
      Note receivable from shareholder                                           (735)                 (735)
      Accumulated deficit                                                    (283,369)             (275,901)
                                                                   -------------------   -------------------
Total shareholders' equity                                                     41,755                48,899

                                                                   -------------------   -------------------
Total liabilities and shareholders' equity                           $         71,011       $        84,912
                                                                   ===================   ===================

EBITDA is defined as net income (loss) less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of the Company's financial statements who wish to evaluate the Company's ability to generate future cash flows.

The  following   table  reflects  the  calculation  of  EBITDA  from  continuing operations and a reconciliation to net cash provided by (used in) operating activities:




                                                      For the three months ended                  For the six months ended
                                               -----------------------------------------    --------------------------------------
                                                  February 28,          February 29,          February 28,         February 29,
                                                      2005                  2004                  2005                 2004
                                               -------------------    ------------------    ------------------    ----------------
                                                             in thousands                               in thousands

Net loss                                         $        (4,272)        $      (10,100)       $       (7,468)       $    (18,652)

     Depreciation and amortization                         5,306                  8,241                11,184              16,422
     Interest expense (income)                               (83)                   166                  (124)                304
     Discontinued operations                                  89                    739                  (513)              1,321
                                               -------------------    ------------------    ------------------    ----------------
EBITDA                                           $         1,040         $         (954)       $        3,079        $       (605)
                                               ===================    ==================    ==================    ================

     Interest income / (expense)                              83                   (166)                  124                (304)
     Provision for bad debts                                 465                    935                   905               2,066
     Gain (loss on the sale of assets)                        72                    (48)                   59                 (71)
     Other non-cash adjustments                              162                    375                   320                 548
     Changes in assets and liabilities:
        Receivables, net                                  (1,044)                  (633)               (1,534)             (1,231)
        Income tax expense (benefit)                           -                      -
        Other current assets                                (143)                   176                   158                 540
        Accounts payable, accrued expenses,
          and deferred revenue                            (1,782)                (4,421)               (4,365)             (7,879)
                                               -------------------    ------------------    ------------------    ----------------
Net cash provided by (used in) operating
  activities                                     $        (1,147)        $       (4,736)       $       (1,254)       $     (6,936)
                                               ===================    ==================    ==================    ================